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                                                                    EXHIBIT 99.1


                 ANTEC CORPORATION/BROADBAND PARENT CORPORATION
                       PROXY SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert J. Stanzione, Lawrence A. Margolis and Vincent Martelli, and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Special Meeting of Stockholders of ANTEC Corporation to be held at 9:00 a.m., Eastern time, July 25, 2001, at the Company's headquarters, 11450 Technology Circle, Duluth, Georgia, and at any adjournments thereof, all of the shares of Common Stock of ANTEC Corporation in the name of the undersigned on the record date.

1.       Proposal 1.       Approval of the Agreement and Plan of Reorganization,
dated as of October 18, 2000, as amended, by and among ANTEC Corporation, Broadband Parent Corporation, Broadband Transition Corporation, Nortel Networks Inc., Nortel Networks LLC and Arris Interactive L.L.C.

                   [ ]     FOR          [ ]    AGAINST        [ ]    ABSTAIN

2.       Proposal 2.       Approval of the 2001 Stock Incentive Plan.

                   [ ]     FOR          [ ]    AGAINST        [ ]    ABSTAIN

3.       Proposal 3.       Approval of the Management Incentive Plan.

                   [ ]     FOR          [ ]    AGAINST        [ ]    ABSTAIN

4.       Proposal 4.       Approval of the Employee Stock Purchase Plan.

                   [ ]     FOR          [ ]    AGAINST        [ ]    ABSTAIN

5. In their discretion, such other matters as properly may come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3, AND 4.

PLEASE CHECK BOX IF YOU INTEND TO BE PRESENT AT MEETING.      [ ]

COMMENT/ADDRESS CHANGE:  Please mark this box if you have written comment/
address change on the reverse side.                                     [ ]


                          Dated:                                          , 2001
                                ------------------------------------------


                          ------------------------------------------------------
                          (Signature of Stockholder)


                          ------------------------------------------------------
                          (Signature, if held jointly)

                          IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and officers signing in a representative capacity should give full title.